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                                Acquisition of

                        Quickturn  Design Systems, Inc.

                                     by

                          Mentor Graphics Corporation

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                                     Slide  1

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                          Agenda


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                                    Slide 2


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                          Acquisition of Quickturn by
                         Mentor Graphics will Create:

-    Leading supplier of emulation solutions
       - Low-end to high-end product breadth
       - Extensive worldwide channels

-    Reacceleration of business growth

-    Opportunities to rationalize R&D, Marketing/Sales,
     Operating expenses

-    Elimination of legal expense

-    Earnings accretion beginning 3rd Q after closing

-    Synergies of $30 million in 2000

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                                 Mentor Graphics

-    Third largest EDA company, focused on system verification and IP reuse

- 50% of products introduced since 1993 growing at nearly a 50% compound rate

- 2nd Q 98 bookings up 24% driven by new product acceptance and recovery in Japan

-    Gross Margin up four sequential quarters

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                                      Slide 4


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                                Wall Street Views
                                 Mentor Graphics



"We are raising our short-term rating on MENT to buy based on the new product momentum and improving operating margins...Mentor is well positioned...to serve two key technology trends: the shift to 0.25 micron design starts (Calibre) and the move towards system-on-chip design (Inventra and system IC verification products)."

                                        --Erach Desai, SoundView Financial Group
                                                                         7/30/98


"We are upgrading Mentor to Long-Term Attractive based on valuation, strategy and early results for their new products...Mentor is clearly dominant in the VHDL simulation area and we are impressed with the adoption we are seeing of Mentor's emulation product..."

                                --Jennifer Smith, BancAmerica Robertson Stephens
                                                                         7/30/98

"We view the recent offer to purchase all shares of Quickturn (QKTN) as positive for MENT... Maintaining strong buy rating."

                                --Robert E. Toomey, Piper Jaffray
                                                                         8/14/98

"Mentor will win this one...Quickturn not growing...Mentor growing...intends to defend its kill. Buy."

                                --Bill Frerichs, Black & Company
                                                                         8/13/98
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                            Quickturn Design Systems

- Leading supplier of emulation based verification solutions based on field programmable gate arrays

-    Products targeted to low to mid range price segment

-    Revenues flat to declining since 1996, continuing into 1999

- Stock in mid $7 range, trading for 1.4X revenues and 30X consensus 1999 earnings

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                                       Slide 6


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                                Wall Street Views
                                    Quickturn

-    Limited following


"We are adjusting our estimates downward to reflect some of the near-term product transition risks and management's conservative stance on CY99...With bookings and product revenues in Q3 both projected to decline meaningfully on a Y/Y basis, we are not compelled in the near term" Hold.

                                                          Erach Desai, SoundView
                                                                         7/20/98

"We are maintaining a Hold rating on the shares of Quickturn Design. The company is moving through a significant product transition, and suffering from lackluster demand in the Asia/Pacific region. Until an increase is demonstrated, we believe the shares are fairly valued at current levels."

                                             Doug Van Dorsten, Hambrecht & Quist
                                                                         7/15/98

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                                       Slide 7


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                               Transaction Summary


                  Offer Price:      $12.125 per share

                      Premium:      51.6%

                Consideration:      100% cash fully financed

                        Total:      $216 million

                Consideration:      - Bank financed

                                    - Balance sheet financed

             Expected Closing:      December 1998

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                       Acquisition of Quickturn by Mentor
                       Graphics Revitalizes Emulation

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                                       Slide 9




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                               Worldwide Emulation
                                Revenue Forecast

Worldwide Emulation Product Revenue, 1991-2000



                                  [bar graph]


1991             $12.8
1992             $25.8
1993             $54.9
1994             $65.5
1995             $81.8
1996            $104.4
1997            $125.5
1998            $153.1
1999            $186.8
2000            $227.9


Source: Collett International June 1997

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                               Worldwide Emulation
                                 Revenue Forecast


Worldwide Emulation Product Revenue, 1991-2000




                                 [bar graph]


1991             $12.8
1992             $25.8
1993             $54.9
1994             $65.5
1995             $81.8
1996            $104.4
1997            $125.5
1998            $153.1            $116(a)
1999            $186.8            $144(a)
2000            $227.9              ?

Source: Collett International June 1997
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(a) Assumes current combined estimates for Mentor Graphics,
    Quickturn Design, Ikos and Aptix for 1998 and 1999.

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                        Why Have Emulation Sales Slowed?

-    Customers desire to standardize on a single high performance platform

- Confusion caused by mutual litigation involving both Quickturn and Mentor Graphics

-    Transition to next generation Quickturn system

- Weakness of Quickturn channel in Europe, the fastest growing emulation area

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                                     Slide 12

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                            EDA INDUSTRY ANALYST VIEWS


              "Quickturn should consider the offer as a way to revive its sluggish recent performance."

                               -Rita Glover, President & Principal Analyst
                                                  EDA Today Market Research
                                                                    8/14/98

              "No, this isn't about the lawsuit... The acquisition of Quickturn would not only give Mentor the vertical market strength, acceleration/emulation to RTL Simulation, but would make them the powerhouse in horizontal space, RTL Simulation to acceleration/emulation to hardware/software coverification to Microtec, their embedded software tool division. Not a bad package!"

                                 -Gary Smith, Chief EDA Analyst, Dataquest
                                    Worldwide Electronic Design Automation
                                                                   8/17/98


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                            EDA INDUSTRY ANALYST VIEWS
                                (EE TIMES 8/17/98)




                                   "BRILLIANT"





                                 -Gary Smith, Chief EDA Analyst, Dataquest
                                    Worldwide Electronic Design Automation
                                                                   8/17/98



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                                     Slide 14




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                                    Synergies


-    Reacceleration of growth

-    Substantial operational cost savings

-    Elimination of legal expense

- Combined companies would generate more than $20 million of synergies in 1999 and more than $30 million in 2000

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                                    Synergies

                                                        1999          2000
($ in millions)                                        ------        ------
Margin on Incremental Revenues                         $ 0.0            ?

Manufacturing Efficiencies on
  Mentor Graphics Systems                                2.0          5.0

Elimination of Redundant
  Engineering Activities                                 6.0         12.0

Reduction of S, G&A                                      2.0          3.0

Elimination of Legal Expense                            12.0         12.0
                                                       ------       ------
                                                       $22.0        $30.0+

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                         Operating the Combined Business

-    Sales

      -  Retain Quickturn, US and Asian quota-carrying sales representatives

      - Consolidate management, building on Quickturn strength in Japan and Mentor Graphics strength in Europe

      - Eliminate redundant international and domestic offices and IT infrastructure

      - Take advantage of Quickturn existing service and support infrastructure


-    Manufacturing

      -  Capitalize on Mentor Graphics SAP skills

      -  Consolidate manufacturing at Quickturn

      -  Overhead spread over greater volume to provide economies

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                         Mentor Graphics Strategic Focus


                                 [Graphic]

System Design
   Verification
      Hardware
      Software
Intellectual Property
Consulting
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                             Focus of Major EDA Companies


                                                       System Verification
Mentor                                               Intellectual Property
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                                                           Design Services
Cadence                                                    Physical Design
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                                                           Design Creation
Synopsys                                                   Logic Synthesis
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                         Verification will Benefit from
                           Integration with Emulation

                                  [Graphic]

                                   Models

           Stimulus                                    Physical
                                                      Environment

                                  Celaro-TM-

          Test Benches                                 In-Circuit
                                                       Emulation

                                   Software
                                   Environment         Faults

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                             Verification is Fastest
                               Growing EDA Segment

                                    [Graphic]


[Line graph indicates CAGRs of various EDA segments for the period from 1989 to 2001. For the period from 1996 to 2001, CAGRs of various EDA segments are expected to increase as follows:

           Verification         26%
           IC Layout            19%
           Design Capture       13%
           PCB Layout            8%]

[Line graph indicates a market estimate of sales for the verification segment of the EDA market of $2 billion in 2001, and a market estimate of sales for the entire EDA market of $4 billion.]

Source: Dataquest '97

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                       Mentor Graphics Leads Verification


                                                                   Business Size $M*
                                    MGC             MGC            -----------------
                                   Leader      Best in Class        1996       2000
                                   -------    ----------------     ------     ------
HDL Simulation                                        X             174         322

  VHDL                                 X              X

  Verilog


  VHDL/Verilog Co Sim                  X              X

Mixed Signal simulation                               X              63         122

Emulation & Acceleration                              X             152         322

Hardware/Software Co-Verification      X              X               3          35

Design for Test                        X              X              37          84

Physical Verification/Parasitic Extraction            X              85         238

Static Timing and Noise Analysis                      X              14          52

---------------------------
Source: Dataquest


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                                Emulation Becomes
                             Increasingly Important

                                    [graphic]


[Chart indicates competing alternatives for verifying the "on" sequence for a typical cellular phone design as follows:]

              Alternative                     Approximate Time Frame
              -----------                     ----------------------
        Breadboard (informal                  3 seconds to 1 minute
        assembly for verification)

        Emulation                             1 minute to 10 minutes

        Instruction-Set Simulation            10 minutes to 2 hours

        Hardware/Software Co-Verification     2 hours to 1 day

        Cycle-based Simulation                1 day to 10 days

        RTL Simulation                        10 days to 3 months

        Gate Simulation                       3 months to 3 years

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                      Mentor Graphics Success in Emulation


-  Rapid sales growth in first two years

      -  Up to 100x compile time advantage

      -  Worldwide sales channel, especially Europe

      -  Total solution: simulation, emulation, services

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                                Celaro Leads Next
                              Generation Emulation


-    Fastest Time-to-Emulation

      -  Days vs. Weeks


-    Shortest Design-Iteration Time

      -  2x Capacity

      -  ASIC-Enabled Compilation Speed

      -  Generation Ahead of FPGA Based Systems

      -  Highly Flexible & Interactive

      -  Slashes Development Cycle time up to 50%

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                         Mentor Graphics is Committed to
                              the Emulation Business


-    Mentor Graphics lawsuit against Quickturn for patent infringement


-    New products = early lead for Mentor Graphics in next generation emulation


-    Worldwide sales and support strengths

      -  Over 800 sales and support persons


- Emulation solutions will be a rapidly growing and profitable part of Mentor's system verification strategy

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                                     Summary


-    Good for Quickturn shareholders

-    Good for Mentor Graphics shareholders

-    Good for customers

-    Good for the industry

-    Bad for the lawyers

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                                    APPENDIX







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                               FINANCIAL OVERVIEW
                    1998 YTD ACTUALS AND FULL YEAR ESTIMATES



                                  MENTOR GRAPHICS                          QUICKTURN
                             ------------------------               ------------------------
(DOLLARS IN MILLIONS)        6 MO. (b)      12 MO. (c)              6 MO. (d)     12 MO. (e)
                             ---------      ---------               ---------     ----------

Revenues                      $227.1        $485.8                  $47.5         $101.0
Gross Margin                    71.9%         72.4%                  66.4%          68.4%
Operating Expense             $158.3        $320.0                  $38.2         $ 76.7
Net Income                    $  3.7        $ 25.2                  $(3.1)        $ (0.3)
E.P.S.                        $ 0.06        $ 0.39                  $(0.17)       $(0.01)
Market Capitalization (a)     $621.3                                $138.0


(a) Assumes share price of $7 3/4 for Quickturn and $9 1/2 for Mentor Graphics as of August 10, 1998.
(b) Excludes special charges of $10.3 million in 1H'98.
(c) Source: Needham, 7/30/98.
(d) Excludes Inventory obsolescence charge of $5.7 million in Q2 1998.
(e) Source: Robertson Stephens 7/30/98.



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                              Proposed Sources and
                                  Uses of Funds


Sources:                                      Uses:
--------                                      -----
Mentor Graphics Cash          $ 91.5          Total Consideration(2)      $215.9

Debt Financing(1)              134.4          Transaction Costs             10.0
                              ------                                      ------
                              $225.9                                      $225.9
                              ------                                      ------
                              ------                                      ------

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(1) Does not include the appreciation of any excess cash available to Quickturn to retire debt.

(2) Based on the number of shares outstanding on the date of commencement of the offer at an offer price of $12.125 per share.

    Does not include the effect of the exercise of options and warrants (4.474 million shares as of 12/31/97).
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                          In Process R&D Balance Sheet
                              Sensitivity Analysis


                                                                     Scenario I       Scenario II
                                              Mentor Graphics at     Pro Forma at     Pro Forma at
                                                   6/30/98            6/30/98(a)       6/30/98(b)
(Dollars in Millions)                         ------------------     ------------     ------------

Current Assets                                      $280.2              $225.7            $225.7

Total Assets                                         407.4               446.9             371.8

Current Liabilities                                  127.3               156.7             156.7

Total Debt                                             0.1                96.3              96.3

Total Liabilities                                    127.9               254.4             254.4

Total Equity(c)                                      279.5               192.5             117.4

Total Liabilities & Shareholders' Equity             407.4               446.9             371.8
                                                    ------              ------            ------
                                                    ------              ------            ------

---------------------------
Note: Pro forma balance sheets reflect conversion of 3.274 million options at an average exercise price of $8.22(d). Assumes use of $58.6 million of Quickturn cash to pay down debt post-acquisition.

(a) Based on $12.125 per share purchase price and 50% R&D write-off.

(b) Based on $12.125 per share purchase price and 100% R&D write-off.

(c) Includes Minority Interest of $.9 million.

(d) Estimated using option information as of 12/31/97. Option price adjustments in 1998 will slightly lower the assets and liabilities.

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                               FINANCIAL OVERVIEW
                                   QUICKTURN

                                                                                               SIX MONTHS ENDED
                                                                                                    JUNE 30
                                                                                             ---------------------
                                                                                                1998      1997(a)
                                                                                             ----------  ---------
Statement of Operations Data
----------------------------
Total Revenues.............................................................................  $   47,512  $  47,840
Research and development...................................................................  $   12,464  $  11,671
Operating income (loss)....................................................................  $  (12,372) $  (2,935)

Net income (loss)..........................................................................  $   (6,422) $  (1,398)
Gross margin...............................................................................         54%        68%

Per Share Data
--------------
Net income (loss) per share-
    basic..................................................................................  $    (0.36) $   (0.08)
    diluted................................................................................  $    (0.36) $   (0.08)

Cash dividends per share...................................................................      --         --
Weighted average number of shares outstanding-
    basic..................................................................................      17,754     16,701
    diluted................................................................................      17,754     16,701

------------------------

(a) The first six months of 1997 included merger related charges of $1,200

                          FINANCIAL OVERVIEW CONTINUED
                                   QUICKTURN

                                                                                                AS OF JUNE 30
                                                                                            ----------------------
                                                                                               1998        1997
                                                                                            ----------  ----------
Balance Sheet Data
------------------
Cash and investments, short-term..........................................................  $   37,029  $   23,320
Cash and investments, long-term...........................................................      21,568      23,759
Working capital...........................................................................      40,909      40,527
Property, plant and equipment, net........................................................      14,034       8,775
Total assets..............................................................................     116,046     119,274
Short-term borrowings.....................................................................         715       2,440
Long-term debt and other deferrals........................................................      --          --
Stockholders' equity......................................................................      85,884      93,755



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                    QUICKTURN RELATIVE STOCK PRICE TO OFFER

                                                                     DAILY CLOSING STOCK PRICE
DAYS PRIOR TO                                                     -------------------------------   OFFER PRICE PREMIUM
ANNOUNCEMENT                                                         LOW       HIGH      AVERAGE     TO AVERAGE PRICE
----------------------------------------------------------------  ---------  ---------  ---------  ---------------------
0...............................................................     --         --      $    8.00             51.6%
30..............................................................  $    7.38  $    7.88       7.63             58.9
60..............................................................       7.00       7.88       7.51             61.5
90..............................................................       6.50      10.00       7.88             53.9
180.............................................................       6.50      15.38       9.71             24.9
360.............................................................       6.50      16.31      11.71              3.5
540.............................................................       6.50      19.13      12.14             (0.1)
                                                                  ---------  ---------  ---------            -----
Offer Price.....................................................     --         --      $  12.125           --

                                                    Source: Saloman Smith Barney